UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2023

BORGWARNER INC.
________________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12162	13-3404508
State or other jurisdiction of	Commission File No.	(I.R.S. Employer
Incorporation or organization		Identification No.)

3850 Hamlin Road,	Auburn Hills,	Michigan	48326
(Address of principal executive offices)			(Zip Code)
Registrant’s telephone number, including area code: (248) 754-9200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BWA	New York Stock Exchange
1.00% Senior Notes due 2031	BWA31	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2023, Kevin A. Nowlan, Executive Vice President and Chief Financial Officer of BorgWarner Inc. (the “Company”), notified the Company of his intention to retire as Executive Vice President and Chief Financial Officer effective March 1, 2024. Mr. Nowlan will remain with the Company in an advisory capacity through April 1, 2024 and receive his regular salary and participate in broad-based benefit plans during that time but will not participate in the Company’s incentive compensation arrangements for 2024.

On December 5, 2023, the Company announced the appointment of Craig D. Aaron, currently the Company’s Vice President and Controller, to the role of Executive Vice President and Chief Financial Officer, effective March 1, 2024, succeeding Mr. Nowlan in that role. While serving as the Company’s Vice President and Controller, Mr. Aaron is also serving as the Company’s Principal Accounting Officer. The Company has initiated a search process to identify a new Principal Accounting Officer to succeed Mr. Aaron in that role at the time he becomes Executive Vice President and Chief Financial Officer.

Mr. Aaron, 46, has served as the Company’s Vice President and Controller since December 2022. Prior to serving as the Company’s Vice President and Controller, Mr. Aaron served as the Company’s Vice President and Treasurer from March 2019 to December 2022 and as the Vice President of Finance of BorgWarner Morse Systems from December 2016 to February 2019.

In connection with Mr. Aaron’s appointment, on December 1, 2023, the Compensation Committee of the Board of Directors of the Company approved a compensation package for Mr. Aaron as Executive Vice President and Chief Financial Officer, effective as of March 1, 2024. Mr. Aaron’s annual base salary will be $675,000 and his target annual bonus opportunity will be $810,000 (120% of base salary). Mr. Aaron’s long-term incentive target opportunity will be $2,025,000 (300% of base salary). Mr. Aaron will also be eligible to earn up to 17,080 additional performance shares for the performance period of January 1, 2023 through December 31, 2025. In addition, Mr. Aaron will enter into a Change of Control Agreement and receive an increase in perquisite allowance to $35,000.

Item 9.01     Financial Statements and Exhibits

(d)     Exhibits. The following exhibits are being furnished as part of this Report.

Exhibit Number	Description
104.1	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BorgWarner Inc.

Date: December 5, 2023	By:	/s/ Tonit M. Calaway
Name: Tonit M. Calaway
Title: Executive Vice President and Secretary